UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2018

CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On July 27, 2018, Cidara Therapeutics, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to its Loan and Security Agreement with Pacific Western Bank dated as of October 3, 2016, as amended June 13, 2018.  Under the Amendment, the maturity date was extended to January 3, 2022, the interest-only period was extended through July 31, 2019, which will be extended through October 31, 2019 if the Company achieves positive data from Part B of its STRIVE Phase 2 clinical trial of rezafungin on or prior to July 31, 2019, and the variable annual interest rate was amended to be the greater of (i) 4.5% or (ii) the lender’s prime interest rate plus 0.75%.
The foregoing description is a summary of certain terms of the Amendment and is qualified in its entirety by the text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement by and between Cidara Therapeutics, Inc. and Pacific Western Bank, dated July 27, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Dated: July 31, 2018	By:	/s/ Jeffrey L. Stein, Ph.D.
	Name:	Jeffrey L. Stein, Ph.D.
	Title:	President and Chief Executive Officer

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